Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2026, relating to the financial statements of Sinda Ltd. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Galaz, Yamazaki, Ruiz Urquiza, S. C.
Galaz, Yamazaki, Ruiz Urquiza, S. C.
Affiliate of a Member Firm of Deloitte Touche Tohmatsu Limited

Querétaro, México
July 27, 2026